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                                                                   Exhibit 10.14

                             BASIC LEASE INFORMATION

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
DATE:                November 27, 2006

LANDLORD:            2319 HAMDEN CENTER I, L.L.C.

TENANT:              TRANSACT TECHNOLOGIES INCorporated

BUILDING:            One Hamden Center
                     2319 Whitney Avenue
                     Hamden, CT 06518

PREMISES:            ONE HAMDEN CENTER
                     2319 WHITNEY AVENUE, SUITE 3-B (11,075 RSF)
                     HAMDEN, CONNECTICUT

USE:                 General Office Use

LEASE TERM:          One Hundred and Twenty (120) months

COMMENCEMENT DATE:   Later of April 23, or date of "Substantial Completion" of
                     Tenant Improvements (See Lease Section 2)

BASE RENT:            Month   Monthly Rent   Annual Rent
                     ------   ------------   -----------
                     1-24      $11,666.67    $140,000.00
                     25-48     $13,500.00    $162,000.00
                     49-60     $17,073.96    $204,887.50
                     61-72     $17,996.88    $215,962.50
                     73-96     $18,919.79    $227,037.50
                     97-120    $19,611.98    $235,343.75

BASE YEAR:           2007

TENANT'S PERCENTAGE
SHARE:               9.86%

SECURITY DEPOSIT:    $ NONE

BROKERS:             CB Richard Ellis- NE Partners, L.P. and Press Cuozzo
                     Realtors

CONTRACT MANAGER:    MCR Property Management, Inc.

ADDRESS FOR NOTICES: LANDLORD: One Hamden Center
                               2319 Whitney Avenue, Suite 1A
                               Hamden, Connecticut 06518

                     TENANT:   7 Laser Lane
                               Wallingford, CT 06492

TENANT IMPROVEMENTS: See Lease Section 7(b) $276,875.00 maximum allowance

EXHIBITS:            Exhibits A, A-1, B, B-1, B-2, C, D, E, F, and G


INITIALS:
                     -----------------------------   ---------------------------
                     LANDLORD                        TENANT
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     THIS LEASE, which is effective as of the date set forth in the Basic Lease
Information, is entered into by Landlord and Tenant, as set forth in the Basic Lease Information. Terms which are capitalized in this Lease and are not expressly defined herein shall have the meanings set forth in the Basic Lease Information.

1. PREMISES. Landlord leases to Tenant, and Tenant leases from Landlord, the Premises described in the Basic Lease Information, which Premises are more particularly shown on Exhibit A, together with the right in common to use the Common Areas of the Building and the land (as described on Exhibit A-1) upon which the Building is located (the "Property").The Common Areas shall mean the areas and facilities within the Building and the Property provided and designated by Landlord for the general use, convenience or benefit of Tenant and other tenants and occupants of the Building, (including, without limitation, common entrances and hallways, restrooms, trash disposal facilities, janitorial, telephone and electrical closets and landscaping walks, the parking garage, other unreserved parking areas, and drives).

     Subject to prior rights of existing tenants as more particularly set forth on Exhibit E, Tenant shall have a right of first offer to lease additional adjacent space on the third floor of the building in which the Premises are located on the same terms as herein provided, except that any Tenant Improvement allowance shall be prorated at the rate of $2.50 per rentable square foot for each full lease year of the remaining portion of the Initial Term of this Lease. Said right of first offer shall be exercised by Tenant's written notice of its intent to enter negotiations, which notice shall be sent to Landlord not more than ten (10) days following receipt of Landlord's written notice to Tenant of the availability of such space. In furtherance of the intention of this provision, Landlord shall have a duty to give notice of the availability of such space whenever the same shall become available during the term of the Lease.

2. TERM. The Lease Term shall commence on the Commencement Date (as set forth in the Basic Lease Information) and, unless terminated on an earlier date in accordance with the terms of this Lease, shall extend for the period (i.e., Lease Term) specified in the Basic Lease Information, together with the Option Period as hereinafter defined if the Tenant has properly exercised its option to extent the Lease Term. For purposes of determining the Commencement Date, the term "Substantial Completion" shall mean the date on which: (i)Landlord's work is "complete" as defined in the Workletter attached hereto as Exhibit B-1, (ii) Landlord has delivered a certificate of occupancy for the Premises to the Tenant, and (iii) Landlord delivers exclusive possession of the Premises in good and operating condition. Any delay in Substantial Completion due to Tenant delays shall not affect the determination of the Commencement Date, provided, however, Tenant shall be obligated to reimburse Landlord for lost Base Rent for each day of such delay. Payment of any lost Base Rent shall be made to Landlord within ten (10) business days of billing.

     Provided Tenant has delivered to Landlord evidence of the insurance required under subsection 13(b) below and all necessary permits, Tenant shall have the right to enter upon the Premises during the 14 day period prior to the Commencement Date for the purpose of furniture setup, phone system installation, data cabling, and the like. Any such entry shall be made in a manner which will not interfere with the performance of Landlord's Work, and upon any reasonable condition imposed by Landlord.

     Promptly following the Commencement Date, Landlord and Tenant shall execute a Commencement Date Certificate confirming the actual Commencement Date.

     Provided Tenant has delivered the Space Plan (as described in Exhibit B-1) by December 8, 2006, if the Commencement Date has not occurred by June 9, 2007 (the "Rent Credit Date"), then Tenant shall be entitled to a credit against Rent equal to the amount of Base Rent payable for one (1) day for each two (2) days between the Rent Credit Date and the Commencement Date. The Rent Credit Date shall be extended on a day-for-day basis for each day of Tenant Delay. If the Commencement Date has not occurred by April 23, 2007, then beginning on April 24, 2007, Landlord agrees to provide Tenant with temporary space located on the fourth floor of the Building to use and occupy pending occurrence of the Commencement Date. Such temporary premises shall consist of at least 6,000 square feet of space and shall be reasonably sufficient in all respects for Tenant to use and occupy for its business purposes. Tenant's use and occupancy of the temporary space shall be on the terms and conditions of this Lease, except Tenant shall not have any obligation to pay any Rent or any other use or occupancy fee, or to reimburse Landlord for any costs or expenses relating to the temporary space; however, Tenant shall be solely responsible for all costs of electric and data/telephone/communication services supplied to the

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temporary space. Tenant's right to occupy the temporary space shall terminate on the 10th business day following the Commencement Date, and any occupancy thereafter shall be at the rate of $20.00 per square foot for each day of occupancy in addition to and not in substitution for the applicable charges for the Premises.

3. RENT. As used in this Lease, the term "Rent" shall include:(i) the Base Rent;
(ii) Tenant's Percentage Share of the total dollar increase, if any, in the Operating Costs paid or incurred by Landlord during the calendar year over the Operating Costs paid or incurred by Landlord in the Base Year ("Base Year Operating Costs"), and; (iii) all other amounts which Tenant is obligated to pay under the terms of this Lease. All amounts of money payable by Tenant to Landlord shall be paid without prior notice or demand, deduction or offset. Any amount which is not paid when due shall bear interest from the date due until the date paid at the rate ("Interest Rate") which is the lesser of twelve percent (12%) per annum or the maximum rate permitted by law. In addition, if any required payment of Rent or Additional Rent is not made within ten (10) days of when due, Tenant shall pay a late charge of five (5%) percent of such overdue sum.

4. BASE RENT. From and after the Commencement Date, Tenant shall pay Base Rent to Contract Manager (or such other entity designated by Landlord), in advance, on the first day of each calendar month of the Term, at Contract Manager's address for notices (as set forth in the Basic Lease Information) or at such other address as Landlord may designate. The Base Rent shall be the amount set forth in the Basic Lease Information.

5. ADDITIONAL RENT - ANNUAL RENT ADJUSTMENTS/OPERATING COSTS.

     (a) Increase in Operating Costs. Rent shall include Tenant's Percentage Share of the total dollar increases (separately determined), if any, in the Operating Expenses, Real Property Taxes and Insurance (collectively, the Operating Costs) paid or incurred by Landlord during each calendar year of the Term over the Base Year Operating Costs. If less than one hundred percent (100%) of the rentable area of the Building is occupied during the Base Year, Operating Expenses shall be adjusted to equal Landlord's reasonable estimate of Operating Expenses if ninety-five percent (95%) of the total rentable area of the Building were occupied during the Base Year.

     (b) Operating Expenses. The term "Operating Expenses" shall mean (i) all of Landlord's direct costs and expenses of operation, repair and maintenance of the Building and the Common Areas and supporting facilities, including, without limitation, management fees and costs, landscaping, maintenance, security, and such costs as may be payable by Landlord under that certain Declaration of Easement dated April 11, 1985 and recorded in Volume 728 of the Hamden Land Records at Page 232 (the "Declaration"), as such Declaration may be subsequently modified, all as reasonably determined by Landlord in accordance with generally accepted accounting principles or other recognized accounting principles, consistently applied; (ii) costs, or a portion thereof, properly allocable to the Building or Common Areas of any capital improvements made to the Building or Common Areas by Landlord which comprise labor-saving devices or other equipment intended to improve the operating efficiency of any system within the Building or Common Areas (such as an energy management computer system) to the extent of cost savings in Operating Expenses as a result of the device or equipment, as reasonably determined by Landlord; (iii) costs properly allocable to the Building or Common Areas of any capital improvements made to the Building or Common Areas by Landlord that are required under any governmental law or regulation that was not applicable to the Building and Common Areas at the time they were constructed, or that are reasonably required for the health and safety of tenants in the Building, the costs, or allocable portion thereof, to be amortized over the applicable useful life of the capital item as Landlord shall reasonably determine in accordance with U.S. GAAP consistently applied, together with interest upon the unamortized balance at the Interest Rate equal to the prime rate plus 1% ; and (iv) excluding those "Excluded Costs" more particularly described on Exhibit F attached hereto. If less than ninety-five percent (95%) of the rentable area of the Building is occupied, Operating Expenses shall be adjusted to equal Landlord's reasonable estimate of Operating Expenses if ninety-five percent (95%) of the total rentable area of the Building were occupied.

     (c) Real Property Taxes. For purposes of this Section 5, the term "Real Property Taxes" shall include any ordinary or extraordinary form of assessment or special assessment, license

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     fee, rent tax, levy, penalty (if a result of Tenant's delinquency), or tax, other than net income, premium, estate, succession, inheritance, transfer or franchise taxes, imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government for any maintenance or improvement or other district or division thereof. The term shall include all real estate taxes and all other taxes relating to the Premises, Building and/or Property, all other taxes which may be levied in lieu of real estate taxes, all assessments, levies, fees, and other governmental charges for amounts necessary to be expended because of governmental orders, whether general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind and nature for public improvement, services, benefits or any other purposes which are assessed, levied, confirmed, imposed or become a lien upon the Premises, Building or Property or become payable during the Term.

     (d) Insurance. For purposes of this Section 5, the term "Insurance" shall mean all of Landlord's direct costs and expenses of insuring Building and the Common Areas and supporting facilities. If Landlord elects to self-insure or includes the Property under blanket insurance policies covering multiple properties, then the term "Insurance" shall include the portion of the cost of such self-insurance or blanket insurance allocated by Landlord to this Property; provided, however, the right to self-insure shall only apply if Landlord is a property and casualty company authorized to issue policies in the State of Connecticut, or otherwise complies with requirements of law regarding reserves and financial reporting.

     (e) Estimates of Increases in Operating Costs. During December of each calendar year during the Term, commencing December 2007, or as soon thereafter as practicable, Landlord shall give Tenant written notice of Landlord's estimates of any amount of Operating Costs in excess of the Base Operating Costs and, subject to the limitations set forth in Section 5(a) above, the amount of the increases which will be payable by Tenant for the ensuing calendar year. Upon request, Landlord will provide Tenant with reasonable documentation to substantiate Landlord's estimate. On or before the first day of each month during the ensuing calendar year, Tenant shall pay to Landlord one-twelfth (1/12) of the estimated amounts; provided, however, that if notice is not given in December, Tenant shall continue to pay on the basis of the then applicable Rent until the month after the notice is given. If at any time it appears to Landlord that the increased amount payable for the current calendar year will vary from Landlord's estimates by more than five percent (5%), Landlord may give notice to Tenant of Landlord's revised estimates for the year, and subsequent payments by Tenant for the year shall be based on the revised estimate; provided, however, that Landlord shall not give notice of a revised estimate for any year more frequently than once a calendar quarter.

     (f) Annual Adjustments. Within one hundred twenty (120) days after the close of each calendar year of the Term, commencing with calendar year 2007, or as soon after the one hundred twenty (120) day period as practicable, Landlord shall deliver to Tenant a statement of the adjustments to the Operating Costs for the prior calendar year. If, on the basis of the statement, Tenant owes an amount that is less than the estimated payments for the calendar year previously made by Tenant, Landlord shall apply the excess to the next payment of increased Rent due. If, on the basis of the statement, Tenant owes an amount that is more than the estimated payments for the calendar year previously made by the Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the statement. The statements of Operating Costs shall be presumed correct and shall be deemed final and binding upon Tenant unless
     (i) Tenant in good faith objects in writing thereto within thirty (30) days after delivery of the statement to Tenant (which writing shall state, in reasonable detail, all of the reasons for the objection); and (ii) Tenant pays in full, within thirty (30) days after delivery of the statement to Tenant, any amount owed by Tenant with respect to the statement which is not in dispute. If Tenant objects to Landlord's allocation to this Property of the cost of self-insurance or blanket insurance, such allocation shall nonetheless be presumed correct and shall be deemed final and binding upon Tenant unless Tenant's timely written objection includes credible evidence that Landlord could have obtained substantially comparable insurance coverage for this Property alone at lower cost. If Tenant objects to Landlord's statement as set forth above, then within thirty (30) days after such notice of objection, Tenant shall be permitted, after reasonable notice to Landlord and during normal business hours, to cause an independent certified public accountant ("CPA"), who shall be a member of a nationally recognized accounting firm) designated by Tenant to inspect Landlord's operating expense records at Landlord's offices, provided that Tenant is not then in default under the Lease. If after such inspection, Tenant still disputes Landlord's statement, a certification as to the proper amount payable by Tenant shall be made, at

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     Tenant's expense, by an independent CPA designated by Landlord, which certification shall be final and conclusive. However, if such inspection reveals that Landlord overcharged Tenant for any category of expense by ten percent (10%) or more of the total costs in such respective category of expense, then Landlord shall reimburse Tenant, promptly upon demand, for all fees, costs and expense incurred by Tenant in connection with such inspection. Rent shall be appropriately adjusted on the basis of such inspection or audit.

     (g) Taxes on Tenant Improvements and Personal Property. Notwithstanding any other provision hereof, Tenant shall pay the full amount of any increase in Real Property Taxes during the Term resulting from any and all alterations and tenant improvements of any kind whatsoever placed in, on or about the Premises for the benefit of and at the request of, or by, Tenant. Tenant shall pay, prior to delinquency, all taxes assessed or levied against Tenant's personal property in, on or about the Premises. When possible, Tenant shall cause its personal property to be assessed and billed separately from the real or personal property of Landlord.

6. PRORATION OF RENT. If the Commencement Date is not the first day of the month, or if the end of the Term is not the last day of the month, Rent shall be prorated on a monthly basis (based upon a thirty (30) day month) for the fractional month during the month which this Lease commences or terminates. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Section 5 which are to be performed after the termination.

7. TENANT IMPROVEMENTS.

     (a) Tenant's Work. Except for the work to be performed by Landlord expressly described in Subsection 7(b) below ("Landlord's Work"), Tenant hereby accepts the Premises in their current "as-is" condition. Other than Landlord's Work, Landlord shall have no obligation to construct any improvements within the Premises or the Building as part of the initial improvement of the Premises for Tenant's occupancy.

     (b) Landlord's Work. Landlord shall, at its own cost and expense, perform the work set forth on Exhibit B attached hereto. All Landlord's Work shall be completed in compliance with applicable building codes.

8. USE OF PREMISES.

     (a) Use/Compliance with Laws. Tenant shall use the Premises solely for the use set forth in the Basic Lease Information, and Tenant shall not use the Premises for any other purpose without obtaining the prior written consent of Landlord, which consent shall be given or withheld in the sole and absolute discretion of Landlord without any requirement of reasonableness in the exercise of that discretion. Subject to Landlord's reasonable security procedures, Tenant shall have access to the Premises 24 hours per day, seven days per week. Landlord represents that the use set forth in the Basic Lease Information is a permitted use under applicable legal requirements. Tenant shall, at its own cost and expense, comply with all laws, rules, regulations, orders, permits, licenses and ordinances issued by any governmental authority ("Laws") which relate to the use or occupancy of the Premises during the term of this Lease, including, without limitation, the Building Rules and Regulations attached hereto as Exhibit
     C. Tenant acknowledges that it shall be required to comply with ADA in completing any Tenant Improvements, and during the Term, shall bear and pay the costs of all changes and corrective measures required by ADA (i) in and to the Premises and (ii) provided that such changes and corrective measures are required due to the specific use or manner of use of the Premises by Tenant, to the Common Areas. Landlord shall undertake all changes and corrective measures to the Common Areas otherwise required by ADA, and the costs thereof shall constitute Operating Expenses. Tenant shall not use the Premises in any manner that will constitute waste, nuisance, or unreasonable annoyance (including, without limitation, use of loudspeakers or sound or light apparatus that can be heard or seen outside the Premises) to other tenants in the Building.

     (b) Hazardous Materials. Tenant shall not do or permit anything to be done in or upon the Premises or the Building or the Property, or bring in or keep anything in the Premises or the Building which shall constitute the release, generation, manufacture, storage, treatment, transportation or disposal of oil, hazardous chemical, substances, materials, or wastes ("Hazardous Materials") under applicable federal, state or local environmental laws or regulations

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     ("Environmental Laws"). The foregoing restriction shall not apply as to ordinary office supplies in customary quantities. Tenant shall notify Landlord of any incident which would require the filing by Tenant of a notice under Environmental Laws. Landlord hereby represents that Landlord has not received any written notice that the Building or the Property is in violation of Environmental Laws, and acknowledges that Tenant shall have no obligation to comply with Environmental Laws relating to Hazardous Materials located in the Premises prior to the date of this Lease.

9. ALTERATIONS.

     (a) Permitted Alterations. Tenant shall give Landlord not less than ten
     (10) days' written notice of any alteration Tenant desires to make to the Premises, which notice shall include a description and preliminary sketch of the proposed alterations. Tenant shall not make any alteration in, the Premises without the prior written consent of Landlord unless the alteration does not affect the Building Structure, the exterior appearance of the Building, the roof or the Building Systems and the cost of the alteration is not in excess of Ten Thousand Dollars ($10,000.00).Tenant shall comply with all rules, laws, ordinances and requirements applicable at the time Tenant makes any alteration and shall deliver to Landlord all certificates of insurance from all contractors, copy of the building permit (if required), and a complete set of "as built" plans and specifications for each alteration. Tenant shall be solely responsible for maintenance and repair of all alterations made by Tenant. As used in this Section, the term "alteration" shall include any alteration, addition or improvement.

     (b) Liens. If, because of any act or omission of Tenant or anyone claiming by, through, or under Tenant, any mechanics' lien or other lien is filed against the Premises, the Building, the Property or against other property of Landlord (whether or not the lien is valid or enforceable), Tenant shall, at its own expense, cause it to be discharged of record within a reasonable time, not to exceed thirty (30) days, after the date of the filing. In addition, Tenant shall defend and indemnify Landlord and hold it harmless from any and all claims, losses, damages, judgments, settlements, costs and expenses, including attorneys' fees, resulting from the lien.

     (c) Ownership of Alterations. Any alteration made by Tenant shall immediately become Landlord's property at the end of the Lease Term or upon a Tenant Default. The foregoing notwithstanding, Tenant shall be responsible for and shall remove its trade fixtures promptly upon the termination of this Lease. Any damage resulting from such removal shall be promptly restored by Tenant.

10. REPAIRS.

     (a) Landlord Repairs. Except as otherwise provided in this Lease, Landlord shall, at all times during the Term, keep in good condition and repair the roof, Common Areas, exterior walls (including exterior glass and mullions), and structure of the Building (including the mechanical, electrical, and plumbing systems servicing the Premises in common with other areas in the Building) all insofar as they affect the Premises.

     (b) Tenant Repairs. Tenant, shall at all times during the Term and at Tenant's sole cost and expense, keep the Premises and every part thereof in good condition and repair, ordinary wear and tear, damage thereto by fire, earthquake, acts of God or the elements excepted. Tenant hereby waives all right to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises as may be provided in or any law, statute or ordinance now or hereafter in effect.

11. DAMAGE OR DESTRUCTION.

     (a) Landlord's Obligation to Rebuild. If the Premises are damaged or destroyed, Landlord shall promptly and diligently repair the Premises unless Landlord has the option to terminate this Lease as provided herein, and Landlord elects to terminate.

     (b) Right to Terminate. Landlord and Tenant each shall have the option to terminate this Lease if the Premises or the Building is destroyed or damaged by fire or other casualty, regardless of whether the casualty is insured against under this Lease, if Landlord reasonably determines that the repair of the Premises or the Building cannot be completed within one hundred eighty (180) days after the casualty. Landlord shall notify Tenant of such determination within forty-five (45) days following such destruction or damage. If a party desires to exercise the

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     right to terminate this Lease as a result of a casualty, the party shall exercise the right by giving the other party written notice of its election to terminate within thirty (30) days after the damage or destruction, in which event this Lease shall terminate fifteen (15) days after the date of the notice. If neither Landlord nor Tenant exercises the right to terminate this Lease, Landlord shall promptly commence the process of obtaining necessary permits and approvals, and shall commence repair of the Premises or the Building as soon as practicable and thereafter prosecute the repair diligently to completion, in which event this Lease shall continue in full force and effect. If Landlord fails to complete the repair and restoration of the Premises or the Building within 180 days after the date of such fire or other casualty, then Tenant may terminate this Lease by providing written notice to Landlord.

     (c) Limited Obligation to Repair. Landlord's obligation, should Landlord elect or be obligated to repair or rebuild, shall be limited to the Building shell, the Landlord's work and any improvements within the Premises which existed as of the date of this Lease. Tenant, at its option and expense, shall replace or fully repair all trade fixtures, equipment and other improvements installed by Tenant and existing at the time of the damage or destruction.

     (d) Abatement of Rent. In the event of any damage or destruction to the Premises which does not result in termination of this Lease, the Rent shall be temporarily abated proportionately to the degree the Premises are untenantable as a result of the damage or destruction, commencing from the date of the damage or destruction and continuing during the period required by Landlord to substantially complete its repair and restoration of the Premises; provided, however, that nothing herein shall preclude Landlord from being entitled to collect the full amount of any rent loss insurance proceeds. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, damage to Tenant's personal property or any inconvenience occasioned by any damage, repair or restoration.

     (e) Damage Near End of Term and Extensive Damage. In addition to the rights to termination under Subsection 11(b), either Landlord or Tenant shall have the right to cancel and terminate this Lease as of the date of the occurrence of destruction or damage if the Premises or the Building is substantially destroyed or damaged (i.e., there is damage or destruction which Landlord reasonably determines would require more than six (6) months to repair, which determination shall be made, and notice given to Tenant within 30 days after the date of occurrence of destruction or damage) and made untenantable during the last twelve (12) months of the Term. Landlord or Tenant shall give notice of its election to terminate this Lease under this Subsection 11(e) within thirty (30) days after Landlord determines that the damage or destruction would require more than six (6) months to repair. If Landlord elects to terminate this Lease in accordance with this section 11 (e), then Tenant may negate such election by exercising any option it has to extend the Term. If neither Landlord nor Tenant elects to terminate this Lease, the repair of the damage shall be governed by Subsection 11(c).

     (f) Insurance Proceeds. If this Lease is terminated, Landlord may keep all the insurance proceeds resulting from the damage from policies maintained by Landlord.

12. EMINENT DOMAIN. If all or any part of the Premises is taken for public or quasi-public use by a governmental authority under the power of eminent domain or is conveyed to a governmental authority in lieu of such taking, and if the taking or conveyance causes the remaining part of the Premises to be untenantable and inadequate for use by Tenant for the purpose for which they were leased, then Tenant, at its option and by giving notice within fifteen (15) days after the taking, may terminate this Lease as of the date Tenant is required to surrender possession of the Premises. If a part of the Premises is taken or conveyed but the remaining part is tenantable and adequate for Tenant's use, then this Lease shall be terminated as to the part taken or conveyed as of the date Tenant surrenders possession; Landlord shall make such repairs, alterations and improvements as may be necessary to render the part not taken or conveyed tenantable; and the Rent shall be reduced in proportion to the part of the Premises taken or conveyed. All compensation awarded for the taking or conveyance shall be the property of Landlord without any deduction therefrom for any estate of Tenant, and Tenant hereby assigns to Landlord all its right, title and interest in and to the award. Tenant shall have the right, however, to recover from the governmental authority, but not from Landlord, such compensation as may be awarded to Tenant on account of the interruption of Tenant's business, moving and relocation expenses and removal of Tenant's trade fixtures and personal property.

13. INDEMNITY AND INSURANCE.

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     (a) Indemnity. Tenant shall be responsible for, shall insure against, and shall indemnify Landlord and Landlord's agents, employees and contractors and hold them harmless from, any and all liability for any loss, damage or injury to person or property occurring in, on or about the Premises, except to the extent that such liability is the result of the gross negligence or willful misconduct of Landlord, its agents, employees or contractors and Tenant hereby releases Landlord and Landlord's agents, employees and contractors from any and all liability for the same. Tenant's obligation to indemnify Landlord and Landlord's agents, employees and contractors hereunder shall include the duty to defend against any claims asserted by reason of any loss, damage or injury, and to pay any judgments, settlements, costs, fees and expenses, including attorneys' fees, incurred in connection therewith.

     (b) Insurance. At all times during the term of this Lease, Tenant shall carry, at its own expense, for the protection of Tenant, Landlord and Landlord's agents, employees and contractors, as their interests may appear, one or more policies of comprehensive general public liability and property damage insurance, issued by one or more insurance companies acceptable to Landlord, with minimum coverage of One Million Dollars ($1,000,000) for injury to one person in any one accident, Three Million Dollars ($3,000,000) for injuries to more than one person in any one accident and Two Million Dollars ($2,000,000) in property damage per accident and insuring against any and all liability for which Tenant is responsible under this Lease. The insurance policy or policies shall name Landlord and Landlord's agents, employees and contractors as additional insureds, and shall provide that the policy or policies may not be canceled on less than thirty (30) days' prior written notice to Landlord. Tenant shall furnish Landlord with certificates evidencing the insurance. If Tenant fails to carry the insurance and furnish Landlord with copies of all the policies after a request to do so, Landlord shall have the right to obtain the insurance and collect the cost thereof from Tenant as additional Rent. Landlord shall obtain and throughout the Term shall maintain, with companies qualified to do business in Connecticut, and adjusting insurance coverages to reflect current values from time to time: fire, extended coverage and so-called "all-risk" insurance, with coverage against vandalism and malicious conduct, covering the Building and all improvements made thereto, in an amount equal to one hundred percent (100%) of the full replacement cost thereof above foundation walls.

14. ASSIGNMENT AND SUBLETTING.

     (a) Landlord's Consent. Subject to Landlord's rights set forth in Subsection (b) below, Tenant shall not assign, sublet or otherwise transfer all or any portion of Tenant's interest in this Lease (collectively, "sublet") without Landlord's prior written consent which consent Landlord shall not unreasonably withhold. Any request made by Tenant for Landlord's consent to a proposed sublet shall be made in writing and sent to Landlord in accordance with the notice requirements of Section 35 of this Lease. Landlord's consent shall not be deemed granted unless Landlord, within 15 days of the date any such notice is deemed received by Landlord, shall advise Tenant in writing that Landlord's consent is granted. Consent by Landlord to one sublet shall not be deemed to be a consent to any subsequent sublet. The foregoing notwithstanding, no consent of Landlord shall be required in the case of a sublet to wholly owned affiliates or subsidiaries of Tenant or in connection with any merger, consolidation or sale of substantially all of the assets of Tenant. Subject to Landlord's rights set forth in Subsection (b) below, Tenant may assign, sublet or otherwise transfer all or any portion of Tenant's interest in this Lease (collectively, "sublet") to its said affiliate or subsidiary without Landlord's prior written consent, provided, however, that no such assignment or sublease shall relieve Tenant of its obligations under this Lease. For purposes of this Subsection 14(a), the term "affiliate" means a person or entity controlling, controlled by or under common control with the Tenant.

     (b) Effect of Sublet. Each sublet to which Landlords consent is required per Subsection 14(a) above shall be by an instrument in writing, in a form satisfactory to Landlord as evidenced by Landlord's written approval. Each sublessee shall agree in writing, for the benefit of Landlord, to assume (with respect to an assignment), to be bound by and to perform the terms, conditions and covenants of this Lease to be performed by Tenant. Tenant shall not be released from personal liability for the performance of each term, condition and covenant of this Lease, and Landlord shall have the right to proceed against Tenant without proceeding against the subtenant.

     (c) Executed Counterparts. No sublet shall be valid nor shall any subtenant take possession of the Premises until an executed counterpart of the sublease has been delivered to Landlord and approved in writing.

15. DEFAULT.

     (a) Tenant's Default. At the option of Landlord, a material breach of this Lease by Tenant shall exist if any of the following events (severally, "Event of Default"; collectively, "Events of Default") shall occur: (i) if Tenant shall have failed to pay Rent, including Tenant's Percentage Share of increased Operating Costs, or any other sum required to be paid hereunder when due, together with interest at the Interest Rate, from the date the amount became due through the date of payment, inclusive, where such failure to pay continues for ten (10) days after written notice to Tenant of such default, provided that Landlord shall not be required to provide such notice and right to cure more than once in any twelve-month period during the Term; (ii) if Tenant shall have failed to perform any term, covenant or condition of this Lease except those requiring the payment of money, and Tenant shall have failed to cure the breach within thirty (30) days after written notice from Landlord if the breach could reasonably be cured within the thirty (30) day period; provided, however, if the failure could not reasonably be cured within the thirty (30) day period, then Tenant shall not be in default unless it has failed to promptly commence and thereafter continue to make diligent and reasonable efforts to cure the failure as soon as practicable as reasonably determined by Landlord; (iii) if Tenant shall have assigned its assets for the benefit of its creditors; (iv) if the sequestration of, attachment of, or execution on, any material part of the property of Tenant or on any property essential to the conduct of Tenant's business shall have occurred, and Tenant shall have failed to obtain a return or release of the property within thirty (30) days thereafter, or prior to sale pursuant to any sequestration, attachment or levy, whichever is earlier; (v) if Tenant shall have abandoned the Premises; (vi) if a court shall have made or entered any decree or order adjudging Tenant to be insolvent, or approving as properly filed a petition seeking reorganization of Tenant, or directing the winding up or liquidation of Tenant, and the decree or order shall have continued for a period of thirty (30) days; (vii) if Tenant shall make or suffer any transfer which constitutes a fraudulent or otherwise avoidable transfer under any provision of the federal Bankruptcy Laws or any applicable state law; or (viii) if Tenant shall have failed to comply with the provisions of Section 23 or 25. For all purposes under this Lease, Tenant shall not be deemed to be in default unless and until an Event of Default occurs.

     (b) Remedies Upon Tenant's Default. Upon and during the continuance of an Event of Default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law, equity, statute or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

          (i) Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect Rent when due. During the period Tenant is in default, Landlord may, if it so elects in its sole discretion (but shall have no obligation to) enter the Premises pursuant to summary process laws and relet it, or any part of it, to third parties for Tenant's account, provided that any rent received which is in excess of the Rent due hereunder shall be payable to Landlord. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers' commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining Term of this Lease. Tenant shall pay to Landlord the Rent and other sums due under this Lease on the dates the Rent is due, less the Rent and other sums Landlord receives from any reletting. No act by Landlord allowed by this Subsection 15(b)(i) shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease. Under all circumstances, Landlord shall use reasonable efforts to mitigate damages resulting from any default by Tenant.

          (ii) Landlord may terminate Tenant's right to possession of the Premises at any time by giving written notice to that effect. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. On termination and repossession of the Premises pursuant to summary process laws Landlord shall have the right to remove all personal property of Tenant and store it at Tenant's cost and to recover from Tenant as damages: (1) the worth at the time of award of unpaid Rent and other sums due and payable which had been earned at the time of termination; plus (2) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of the Rent loss that Tenant proves could have been reasonably avoided; plus (3) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of the Rent loss that Tenant proves could be reasonably avoided; plus
          (4) any other amount necessary to compensate Landlord for any costs or expenses incurred by Landlord: (a) in retaking possession of the Premises, including reasonable attorneys' fees and costs therefor; (b) maintaining or preserving the Premises for reletting to a new tenant, including repairs or alterations to the Premises for the reletting;
          (c) leasing commissions; (d) any other costs necessary or appropriate to relet the Premises; and (e) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of Connecticut.

     The "worth at the time of award" of the amounts referred to in Subsections 15(b)(ii)(1) and 15(b)(ii)(2) is computed by allowing interest at the lesser of twelve percent (12%) per annum or the maximum rate permitted by law, on the unpaid Rent and other sums due and payable from the termination date through the date of award. The "worth at the time of award" of the amount referred to in Subsection 15(b)(ii)(3) is computed by discounting the amount at the prime rate plus one percent (1%).

     (c) Landlord's Default. Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by Landlord hereunder unless and until Landlord has failed to perform the obligation within thirty (30) days after receipt of written notice by Tenant to Landlord specifying wherein Landlord has failed to perform the obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if Landlord shall commence the performance within the thirty (30) day period and thereafter shall diligently prosecute the same to completion.

16. LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS. If Tenant shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease and such failure continues beyond all applicable notice, grace and cure periods, then Landlord may, but shall not be obligated to, make the payment or perform any other act to the extent Landlord may deem desirable and, in connection therewith, pay reasonable expenses and employ counsel at reasonable rates. Any payment or performance by Landlord shall not waive or release Tenant from any obligations of Tenant under this Lease. All reasonable sums so paid by Landlord, and all penalties, interest and costs in connection therewith, shall be due and payable by Tenant within ten (10) days after receipt of Landlord's invoice requesting payment, together with interest thereon at the Interest Rate, from that date to the date of payment thereof by Tenant to Landlord, plus collection costs and attorneys' fees. Landlord shall have the same rights and remedies for the nonpayment thereof as in the case of default in the payment of Rent.

17. SECURITY DEPOSIT. Tenant has deposited with Landlord the Security Deposit, in the amount specified in the Basic Lease Information, as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provision of this Lease, Landlord may use, apply or retain all or any part of the Security Deposit for the payment of any Rent or other sum in default, for the payment of any amount which Landlord may expend or become obligated to expend by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is used or applied, Tenant shall deposit with Landlord, within ten (10) days after written demand therefor, cash in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. The balance of the Security Deposit shall be returned to Tenant within 30 days after the termination of this Lease and vacation of the Premises by Tenant.

18. SURRENDER OF PREMISES. By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises and the Property in good, clean and completed condition and repair, subject to all applicable laws, codes and ordinances, except as may otherwise be provided in the Lease. On the expiration or early termination of this Lease, Tenant shall surrender the Premises to Landlord in the condition required pursuant to Section 9(c) and 10(b). Tenant shall remove from the Premises all of Tenant's personal property and any trade fixtures that Tenant removes pursuant to Section 9(c).Tenant shall repair damage or perform any restoration work required by the removal. If Tenant fails to remove any such personal property or trade fixtures after the end of the Term, Landlord may remove the property and store it at Tenant's expense, including interest at the Interest Rate. If said property has been stored for a period in excess of ninety (90) days, Landlord shall be free to dispose of same in any way it deems practicable. If disposed of by sale, Landlord shall be entitled to all proceeds.

19. HOLDING OVER. If Tenant remains in possession of all or any part of the Premises after the expiration of the Term or the termination of this Lease, the tenancy shall be month-to-month only and shall not constitute a renewal or extension for any further term. In such event, Base Rent shall be increased in an amount equal to one hundred fifty percent (150%) of the Base Rent during the last month of the Term (including any extensions), and any other sums due under this Lease shall be payable in the amount, and at the times, specified in this Lease. The month-to-month tenancy shall be subject to every other term, condition, covenant and agreement contained in this Lease and Tenant shall vacate the Premises immediately upon Landlord's request.

20. ACCESS TO PREMISES. Tenant shall permit Landlord and its agents to enter the Premises at all times upon reasonable notice, except in the case of an emergency (in which event no notice shall be necessary), to inspect the Premises; to show the Premises to interested parties such as prospective mortgagors, purchasers and tenants; to make necessary alterations, additions, improvements or repairs either to the Premises, the Building, or other premises within the Building; and to discharge Tenant's obligations hereunder when Tenant has failed to do so within a reasonable time after written notice from Landlord. The above rights are subject to reasonable security regulations of Tenant, and to the requirement that Landlord shall at all times act in a manner to cause the least possible interference with Tenant's operations.

21. SIGNS. Landlord shall include Tenant's name on the building directory at Landlord's expense on a one-time basis. Any changes shall be at Tenant's expense. The size, design, color, location and other physical aspects of any sign in the Building shall be subject to the Rules and Landlord's approval prior to installation, and to any appropriate municipal or other governmental approvals. The costs of any other permitted sign, and the costs of its installation, maintenance and removal, shall be at Tenant's sole expense, except that the suite identification sign adjacent to the door shall be installed at Landlord's expense as a part of the Tenant Allowance.

22. WAIVER OF SUBROGATION. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waives and releases the other of and from any and all rights of recovery, claim, action or cause of action against the other, its subsidiaries, directors, agents, officers and employees, for any loss or damage that may occur in the Premises, the Building or the Property; to improvements to the Building or personal property (building contents) within the Building; or to any furniture, equipment, machinery, goods and supplies not covered by this Lease which Tenant may bring or obtain upon the Premises or any additional improvements which Tenant may construct on the Premises by reason of fire, the elements or any other cause which is required to be insured against under this Lease, regardless of cause or origin, including negligence of Landlord or Tenant and their agents, subsidiaries, directors, officers and employees, to the extent insured against under the terms of any insurance policies carried by Landlord or Tenant and in force at the time of any such damage, but only if the insurance in question permits such a partial release in connection with obtaining a waiver of subrogation from the insurer. Because this Section will preclude the assignment of any claim mentioned in it by way of subrogation or otherwise to an insurance company or any other person, each party to this Lease agrees immediately to give to each insurance company written notice of the terms of the mutual waivers contained in this Section and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers contained in this Section.

23. SUBORDINATION.

     (a) Subordinate Nature. Except as provided in Subsection 23(b), this Lease is subject and subordinate to all ground and underlying leases, mortgages and deeds of trust which now affect the Property, the Building or the Premises, to the Declaration, and to all renewals, modifications, consolidations, and extensions thereof, but only if the Holder or Lessor (as those terms are defined below) enters into a recordable agreement with Tenant, in form and substance reasonably acceptable to Tenant, providing that such Holder or Lessor will, in foreclosing against (or accepting a deed in lieu of foreclosure) or in taking possession of the Property, the Building or any portion thereof, or in otherwise exercising any of its rights under the lease, mortgage or deed of trust, be bound as landlord by, and will not disturb Tenant's possession of the Premises or any of Tenant's rights under, this Lease, so long as there shall not exist any default by Tenant beyond all applicable notice, grace and cure periods. Within ten (10) business days after Landlord's written request therefor, Tenant shall execute any and all documents in form reasonably required by Landlord, the lessor under any future ground or underlying lease ("Lessor"), or the holder or holders of any future mortgage or deed of trust ("Holder") to make this Lease subordinate to the lien of any lease, mortgage or deed of trust, as the case may be, but only if Tenant receives such recognition and non-disturbance agreement.

     (b) Possible Priority of Lease. If a Lessor or a Holder advises Landlord that it desires or requires this Lease to be prior and superior to a lease, mortgage or deed of trust, Landlord may notify Tenant. Within ten (10) days of Landlord's notice, Tenant shall execute, have acknowledged and deliver to Landlord any and all documents or instruments, in the form presented to Tenant, which Landlord, Lessor or Holder deems reasonably necessary or desirable to make this Lease prior and superior to the lease, mortgage or deed of trust.

24. TRANSFER OF THE PROPERTY. Upon transfer of the Property and assignment of this Lease, Landlord shall be entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease occurring after the consummation of the transfer and assignment, and from all liability for the Security Deposit. Tenant shall attorn to any entity purchasing or otherwise acquiring the Premises at any sale or other proceeding, provided such entity shall assume the obligations of Landlord hereunder from and after any such acquisition.

25. ESTOPPEL CERTIFICATES. Within ten business (10) days following written request by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, in the form prepared by Landlord. The certificate shall: (a) certify that this Lease is unmodified and in full force and effect or, if modified, state the nature of the modification and certify that this Lease, as so modified, is in full force and effect, and the date to which the Rent and other charges are paid in advance, if any; (b) acknowledge that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or if there are uncured defaults on the part of the Landlord, state the nature of the uncured defaults; and (c) evidence the status of the Lease as may be required either by a lender making a loan to Landlord to be secured by deed of trust or mortgage covering the Premises or a purchaser of the Property from Landlord.

26. MORTGAGEE PROTECTION. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Property who has entered into a nondisturbance and attornment agreement with Tenant or who has notified Tenant of the identity and address of the person to whom such notice should be sent and shall offer the beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Property or the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

27. ATTORNEYS' FEES. If either party shall bring any action or legal proceeding for damages for an alleged breach of any provision of this Lease, to recover rent or other sums due, to terminate the tenancy of the Premises or to enforce, protect or establish any term, condition or covenant of this Lease or right of either party, the prevailing party shall be entitled to recover, as a part of the action or proceedings, or in a separate action brought for that purpose, such reasonable attorneys' fees and court costs as may be fixed by the court or jury.

28. BROKERS. Landlord and Tenant each warrant and represent to each other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for the brokers(s) specified in the Basic Lease Information, whose commissions shall be paid by Landlord pursuant to separate agreements, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Landlord and Tenant shall indemnify and hold each other harmless from and against any and all liabilities or expenses arising out of claims made by any other broker or individual for commissions or fees resulting from this Lease.

29. PARKING. Tenant shall have the right, without additional charge during the initial Term of this Lease, to park forty-four (44) cars in the Building's parking garage and/or surface parking, exclusive of reserved parking areas, in common with other tenants of the Building upon terms and conditions as may from time to time be established by Landlord. All such spaces shall be unreserved. Tenant agrees not to use in excess of its proportionate share of parking facilities and agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Landlord reserves the right, in its absolute discretion, to determine whether the parking facilities are becoming crowded and to allocate and assign parking spaces among Tenant and the other tenants, provided that at all times Tenant shall have use of a minimum of 44 parking spaces in the Building's garage and/or surface parking areas. Landlord shall not be liable to Tenant, nor shall this Lease be affected, if any parking is impaired by moratorium, initiative, referendum, law, ordinance, regulation or order passed, issued or made by any governmental or quasi-governmental body.

30. UTILITIES AND SERVICES. Landlord agrees to furnish, or cause to be furnished, to the Premises the utilities and services described in the standards for Utilities and Services, set forth in Exhibit D subject to the conditions and in accordance with the standards set forth therein. Landlord shall not be liable for, and Tenant shall not be entitled to any abatement or reduction of Rent by reason of, no eviction of Tenant shall result from and, further, Tenant shall not be relieved from the performance of any covenant or agreement in this Lease because of, Landlord's failure to furnish any of the foregoing when the failure is not caused by Landlord's gross negligence or willful misconduct, but rather is caused by accident, breakage, or repairs, strikes, lockouts or other labor disturbance or labor dispute of any character, governmental regulation, moratorium or other governmental action, inability despite the exercise of reasonable diligence to obtain electricity, water or fuel, or by any other cause beyond Landlord's reasonable control. In the event of any failure, stoppage or interruption thereof, Landlord shall diligently attempt to resume service. If such interruption of service (other than that caused by casualty or condemnation) shall continue for more than ten (10) consecutive days, the Rent payable by Tenant hereunder shall abate, based upon the portion or portions of the Premises affected by such interruption of service and the degree of adverse effect of the interruption upon the normal conduct of Tenant's business at the Premises, until such interruption is remedied.

31. ACCEPTANCE. Delivery of this Lease, duly executed by Tenant, constitutes an offer to lease the Premises as set forth herein, and under no circumstances shall such delivery be deemed to create an option or reservation to lease the Premises for the benefit of Tenant. This Lease shall become effective and binding only upon execution hereof by Landlord and delivery of a signed copy to Tenant. Upon acceptance of Tenant's offer to lease under the terms hereof and receipt by Landlord of the Rent for the first month of the Term in connection with Tenant's submission of the offer, Landlord shall be entitled to retain the sums and apply them to damages, costs and expenses incurred by Landlord if Tenant fails to occupy the Premises. If Landlord rejects the offer, the sums shall be returned to Tenant.

32. USE OF BUILDING NAME. Tenant shall not employ the name of the Building nor the name of the business in which the Building is located in the name or title of its business or occupation without Landlord's prior written consent, which consent Landlord may withhold in its sole discretion. Landlord reserves the right to change the name of the Building without Tenant's consent and without any liability to Landlord.

33. RECORDING. Neither the Landlord nor Tenant shall record this Lease or a notice of this Lease without the prior written consent of the other. However, this subsection will not preclude Tenant from disclosing this Lease if required pursuant to SEC regulations.

34. INTENTIONALLY OMITTED

35. NOTICES. Any notice or demand required or desired to be given under this Lease shall be in writing and shall be given by hand delivery, electronic facsimile or the United States mail. Notices which are sent by electronic facsimile shall be deemed to have been given upon receipt. Notices which are mailed shall be deemed to have been given when seventy-two (72) hours have elapsed after the notice was deposited in the United States mail, registered or certified, the postage prepaid, addressed to the party to be served. As of the date of execution of this Lease, the addresses of Landlord and Tenant are as specified in the Basic Lease Information. Either party may change its address by giving notice of the change in accordance with this Section.

36. LANDLORD'S EXCULPATION. In the event of default, breach or violation by Landlord (which term includes Landlord's partners, co-venturers and co-tenants, and officers, directors, employees, agents and representatives of Landlord and Landlord's members, managers, partners, co-venturers and co-tenants) of any of Landlord's obligations under this Lease, Landlord's liability to Tenant shall be limited to its ownership interest in the Building and Property or the proceeds of a public sale of the ownership interest pursuant to the foreclosure of a judgment against Landlord. Landlord shall not be personally liable, or liable in any event, for any deficiency beyond its ownership interest in the Building and Property.

37. ADDITIONAL STRUCTURES. Any diminution or interference with light, air or view by any structure which may be erected on land adjacent to the Building shall in no way alter this Lease or impose any liability on Landlord.

38. GENERAL.

     (a) Captions. The captions and headings used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

     (b) Time. Time is of the essence for the performance of each term, condition and covenant of this Lease.

     (c) Severability. If any provision of this Lease is held to be invalid, illegal or unenforceable, the invalidity, illegality, or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if the invalid, illegal or unenforceable provision had not been contained herein.

     (d) Choice of Law; Construction. This Lease shall be construed and enforced in accordance with the laws of the State of Connecticut. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

     (e) Gender; Singular, Plural. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural.

     (f) Binding Effect. The covenants and agreements contained in this Lease shall be binding on the parties hereto and on their respective successors and assigns (to the extent this Lease is assignable).

     (g) Waiver. The waiver of Landlord of any breach of any term, condition or covenant of this Lease shall not be deemed to be a waiver of the provision or any subsequent breach of the same or any other term, condition or covenant of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach at the time of acceptance of the payment. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord or Tenant unless the waiver is in writing signed by the party to whom performance is owed.

     (h) Entire Agreement. This Lease is the entire agreement between the parties, and there are no agreements or representations between the parties except as expressed herein. Except as otherwise provided herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

     (i) Waiver of Jury. To the extent permitted by law, Landlord and Tenant each hereby waives any right it may have to a jury trial in the event of litigation between Tenant and Landlord pertaining to this Lease.

     (j) Counterparts. This Lease may be executed in counterparts, each of which shall be an original, but all counterparts shall constitute one (1) instrument.

     (k) Exhibits. The Basic Lease Information, the executed Workletter, and all exhibits attached hereto are hereby incorporated herein and made an integral part hereof.

39. OPTIONS TO EXTEND TERM.

     (a) Option Period. So long as Tenant is not in default under this Lease, either at the time of exercise or at the time the extended term commences, Tenant will have two (2) options to extend the initial ten (10) year term of this Lease each for an additional period of five (5) years (each an

     "Option Period") on the same terms, covenants, and conditions of this Lease, except that the monthly Base Rent during each such Option Period will be determined at a mutually acceptable rate as negotiated between the Tenant and the Landlord. Tenant will exercise its option by giving Landlord written notice ("Option Notice") at least one hundred eighty (180) days but not more than three hundred sixty-five (365) days prior to the expiration of the initial term of this Lease, or any then applicable Option Period; provided, however that Tenant may elect to exercise both of its options to extend the Term simultaneously, in which case Tenant shall not make such election prior to the date that is 365 days prior to the expiration of the initial term of this lease. If Tenant elects to exercise both options to extend the Term simultaneously, then the Base Rent shall be adjusted at the commencement of the Option Period and again in year six (6) of the Option Period.

     (b) Option Period Monthly Rent. The monthly rent for each such option period will be determined as follows::

          (i) Landlord and Tenant will have fifteen (15) business days after Landlord receives the Option Notice within which to agree on the then-fair market rental value of the Premises as defined in Subsection
          (b)(iii) below; provided, however, that the Base Rent for the Option Period shall be equal to ninety-five percent (95%) of the then-fair market rental value (except that if prior to the commencement of the Option Period Tenant has sublet its interest in all or any portion of the Premises, other than a sublet pursuant to Subsection 14(a) that does not require Landlord's consent to a subsidiary or successor by merger of Tenant, the Base Rent for the Option Period shall be equal to one hundred (100%) percent of the then-fair market value). If they agree on the Base Rent for the Option Period within fifteen (15) business days, they will amend this Lease by stating the new Base Rental for the Option Period.

          (ii) If they are unable to agree on the Base Rent for the Option Period within fifteen (15) business days, then, Base Rent for the Option Period will be 95% of the then-fair market rental value of the Premises as determined in accordance with Subsection b(iv) below.

          (iii) The "then-fair market rental value of the Premises" means what a Landlord under no compulsion to lease the Premises and a Tenant under no compulsion to lease the Premises would determine as Base Rent for such option period, as of the commencement of that option period, taking into consideration the uses permitted under this Lease, the quality, size, design, and location of the Premises, and the rent for comparable buildings located in the vicinity of Hamden, Connecticut.

          (iv) Within seven business (7) days after the expiration of the fifteen (15) business day period set forth in paragraph b (ii), Landlord and Tenant will each appoint a real estate appraiser with at least five (5) years' full-time commercial appraisal experience in the area in which the Premises are located to appraise the then-fair market rental value of the Premises. If either Landlord or Tenant does not appoint an appraiser within ten (10) business days after the other has given notice of the name of its appraiser, the single appraiser appointed will be the sole appraiser and will set the then-fair market rental value of the Premises. If two appraisers are appointed pursuant to this paragraph, they will meet promptly and attempt to set the then-fair market rental value of the Premises. If they are unable to agree within thirty (30) days after the second appraiser has been appointed, they will attempt to elect a third appraiser meeting the qualifications stated in this paragraph within ten (10) business days after the last day the two appraisers are given to set the then fair market rental value of the premises. If they are unable to agree on the third appraiser, either Landlord or Tenant, by giving ten (10) business days' prior notice to the other, can apply to American Arbitration Association for the selection of a third appraiser who meets the qualifications stated in this paragraph. Landlord and Tenant will bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, must be a person who has not previously acted in any capacity for either Landlord or Tenant.

Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers will set the then-fair market rental value of the Premises. If a majority of the appraisers are unable to set the then-fair market rental value of the Premises within thirty (30) days after selection of the third appraiser, the three appraisals will be averaged and the average will be the then-fair market rental value of the Premises.

     IN WITNESS WHEREOF, the parties have executed this Lease effective as of the date first above written.

                                        "LANDLORD"

                                        2319 HAMDEN CENTER I, L.L.C.,
                                        a Connecticut limited liability company

                                        By Hamden Center Investors, Inc.,
                                        its Manager


                                        By /s/ Richard L. Tolentino
                                           -------------------------------------
                                        Its Designated Agent


                                        "TENANT"

                                        TransAct Technologies Incorporated


                                        By /s/ Steven A. DeMartino
                                           -------------------------------------
                                        Its Executive Vice President, Chief
                                            Financial Officer, Treasurer and
                                            Secretary

                                    EXHIBIT A

                                    PREMISES

     Suite 3-B, approximately 11,075 rentable square feet, on the third floor of the building known as One Hamden Center, 2319 Whitney Avenue, Hamden CT 06518

                                   EXHIBIT A-1

                           PROPERTY LEGAL DESCRIPTION

                                    EXHIBIT B

                                 LANDLORD'S WORK

Subject to and in accordance with the terms of the Workletter attached hereto and made a part hereof as EXHIBIT B-1, Landlord will cause the work described on EXHIBIT B-2 attached hereto and made a part hereof to be performed.

                                   EXHIBIT B-1

                                   Workletter

[REPLACE WITH NEW WORKLETTER AS DRAFTED BY TENANT]

                                   EXHIBIT B-2

1.   Demolition of all existing improvements as required

2.   Ceiling grid and tiles;

3.   lighting;

4.   walls, wall coverings & painting;

5.   doors, millwork, kitchen cabinets & shelving;

6.   door hardware;

7.   window blinds;

8.   floor coverings; and,

9.   plumbing for sinks

                                    EXHIBIT C

                              RULES AND REGULATIONS

1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord.

2. The directory of the Building will be provided exclusively for the display of the name and location of tenants, and Landlord reserves the right to exclude any other names therefrom. Tenant shall pay Landlord's standard charge for any changes to Tenant's initial listing (which initial listing shall be completed at Landlord's expense) which may be requested by Tenant.

3. Except as consented to in writing by Landlord or in accordance with Building standard improvements, no draperies, curtains, blinds, shades, screens or other devices shall be hung at or used in connection with any window or exterior door or doors of the Premises. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

4. Tenant shall not obstruct any sidewalks, halls, lobbies, passages, exits, entrances, elevators or stairways of the Building. Subject to the provisions of Lease Paragraph 9a, Tenant and no employee or invitee of Tenant shall go upon the roof of the Building or make any roof or terrace penetrations without Landlord's prior written consent. Tenant shall not allow anything to be placed on the outside terraces or balconies without the prior written consent of Landlord.

5. All cleaning and janitorial services for the Building shall be provided exclusively through Landlord, and, except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant's property by the janitor or any other employee or person.

6. Landlord acknowledges that Tenant may install, at Tenant's expense, a card key entry system at the Premises, provided that Tenant shall provide Landlord with the appropriate card to allow access in the in accordance with the terms of the Lease, and shall deliver to Landlord, upon the termination of its tenancy, the card keys, and all equipment and other information necessary to operate all locks for doors in the Premises.

7. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions for their installation.

8. The elevators shall be available for use by all tenants in the Building, subject to reasonable scheduling as Landlord in its discretion shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between the hours, in the manner and in the elevators as may be designated by Landlord.

9. Tenant shall not place a load upon any floor of the Premises which exceeds the maximum load per square foot which the floor was designed to carry and which is allowed by law. Tenant's business machines and mechanical equipment which cause noise or vibration which may be transmitted to the structure of the Building or to any space therein, and which is objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.

10. Tenant shall not use or keep in the Premises any toxic or hazardous materials or any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations. No animal, except seeing eye dogs when in the company of their masters, may be brought into or kept in the Building.

11. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord, unless Tenant receives the prior written consent of Landlord.

12. Tenant shall cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice. Tenant shall refrain from attempting to adjust controls other than room thermostats installed for Tenant's use. Tenant shall keep corridor doors and sliding glass doors closed, and shall close window coverings at the end of each business day.

13. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

14. Landlord reserves the right to exclude any person from the Building between the hours of 6:00 p.m. and 8:00 a.m. the following day, or any other hours as may be established from time to time by Landlord, and on Saturdays, Sundays and legal holidays, unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of those persons. Landlord shall not be liable for damages for any error in admitting or excluding any person from the Building. Landlord reserves the right to prevent access to the Building by closing the doors or by other appropriate action in case of invasion, mob, riot, public excitement or other commotion.

15. Tenant shall close and lock the doors of its Premises, shut off all water faucets or other water apparatus and turn off all lights and other equipment which is not required to be continuously run. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or Landlord for noncompliance with this Rule.

16. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be placed therein. The expense of any breakage, stoppage or damage resulting from any violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

17. Subject to the provisions of Lease Paragraph 9a, Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

18. Tenant shall not cut or bore holes for wires in the partitions, woodwork or plaster of the Premises. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair, or be responsible for the cost of repair of any damage resulting from noncompliance with this Rule.

19. Tenant shall not install, maintain or operate upon the Premises any vending machine without the prior written consent of Landlord.

20. Canvassing, soliciting and distributing handbills or any other written material and peddling in the Building are prohibited, and each tenant shall cooperate to prevent these activities.

21. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs, or who is in violation of any of the Rules and Regulations of the Building.

22. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal within the Building. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

23. Use by Tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages and microwaving food shall be permitted, provided that the equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

24. Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant, except as Tenant's address, without the written consent of Landlord.

25. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency. Tenant shall be responsible for any increased insurance premiums attributable to Tenant's use of the Premises, Building or Property.

26. Tenant assumes any and all responsibility for protecting its Premises from theft and robbery, which responsibility includes keeping doors locked and other means of entry to the Premises closed.

27. Tenant shall not use the Premises, or suffer or permit anything to be done on, in or about the Premises, which may result in an increase to Landlord in the cost of insurance maintained by Landlord on the Building and Common Areas.

28. Tenant's requests for assistance will be attended to only upon appropriate application to the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

29. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building or other reserved parking spaces. Tenant shall not leave vehicles in the Building parking areas overnight, nor park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks. Tenant, its agents, employees and invitees shall not park any one (1) vehicle in more than one (1) parking space.

30. The scheduling and manner of all Tenant move-ins and move-outs shall be subject to the discretion and approval of Landlord, and move-ins and move-outs shall take place only after 6:00 p.m. on weekdays, on weekends, or at other times as Landlord may designate. Landlord shall have the right to approve or disapprove the movers or moving company employed by Tenant, and Tenant shall cause the movers to use only the entry doors and elevators designated by Landlord. If Tenant's movers damage the elevator or any other part of the Property, Tenant shall pay to Landlord the amount required to repair the damage.

31. Smoking is not permitted within the Premises or other portions of the Building, except in such building location(s), if any, which Landlord may at its sole discretion from time to time maintain for the convenience of all tenants.

32. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant (provided any such waiver in favor of any other tenant shall be deemed a waiver in favor of Tenant) but no waiver by Landlord shall be construed as a waiver of the Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing the Rules and Regulations against any or all of the tenants of the Building.

33. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

34. Landlord reserves the right to make other reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

35. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

                                    EXHIBIT D

                             UTILITIES AND SERVICES

     The standards set forth below for Utilities and Services are in effect. Landlord reserves the right to adopt nondiscriminatory modifications and additions hereto, which do not materially affect Tenant's rights. Landlord shall give notice to Tenant, in accordance with provisions of this Lease, of material modification and additions.

     1.   PROVISION BY LANDLORD. Landlord shall:

     (a) ELEVATOR. Provide unattended automatic elevator facilities Monday through Friday, except holidays, from 7:00 a.m. to 7:00 p.m., and Saturday from 8:00 a.m. to 1:00 p.m. ("Building Standard Hours") and have at least one elevator available at all other times.

     (b)  VENTILATION.

          (i) Ventilate the Premises and furnish air-conditioning or heating during Building Standard Hours (and at other times for the additional charges described in Paragraph 2 to the extent required for the comfortable occupancy of the Premises) subject to governmental regulation and the provisions of subparagraph (ii) below. The air-conditioning system achieves maximum cooling when the window coverings and sliding glass doors are closed. Landlord shall not be responsible for room temperatures if Tenant does not keep all sliding glass doors in the Premises closed whenever the system is in operation. Tenant shall cooperate to the best of its ability at all times with Landlord and shall abide by all reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the air-conditioning system. Tenant shall not connect any apparatus, device, conduit or pipe to the Building's chilled and hot water air-conditioning supply lines. Tenant and Tenant's servants, employees, agents, visitors, licensees or contractors shall not enter at any time the mechanical installations or facilities of the Building, or adjust, tamper with, touch or otherwise in any manner affect the installations or facilities. If any installation of partitions, equipment or fixtures by Tenant necessitates the re-balancing of the climate control equipment in the Premises, the re-balancing shall be performed by Landlord at Tenant's expense.

     (c) ELECTRICITY. Subject to the provisions of Paragraph 2, furnish to the Premises electric current as required by the Building standard office lighting and equipment installed by Tenant in the Premises. Tenant's electrical consumption shall be separately sub-metered, such sub-meter installed and maintained by Landlord at its sole expense, and Tenant shall reimburse Landlord monthly, as Additional Rent, for the measured consumption as set forth in an invoice from Landlord accompanied by such documentation as is reasonably sufficient to substantiate such changes. Tenant shall not connect any apparatus or device with wires, conduits or pipes, or other means by which the services are supplied, for the purpose of using additional or unusual amounts of the services without the prior written consent of Landlord. Unless expressly authorized by Landlord in writing, at all times Tenant's use of electric current shall not exceed the capacity of the feeders to the Building or the risers or wiring installation. The foregoing notwithstanding, Landlord shall make a minimum of 6 Watts per rentable square foot available for Tenant's use for connected load.

     (d) WATER. Make water available in public areas for drinking and lavatory purposes only.

     (e) JANITORIAL SERVICE. Provide building standard janitorial service to the Premises, as set forth on Exhibit G, provided the Premises are used exclusively as offices, and are kept reasonably in order by Tenant. Tenant shall pay to Landlord any cost incurred by Landlord for janitorial services in excess of those generally provided for other tenants in the Building. Tenant shall pay to Landlord the cost of removal of any of Tenant's refuse and rubbish.

     2. ADDITIONAL CHARGES. Landlord may impose a charge equal to Landlord's actual incremental cost, without mark-up, in providing such utilities or services, including, without limitation any necessary maintenance personnel costs, for any utilities and services, including without limitation any necessary air-conditioning, electric current, water and janitorial service, required to be provided by Landlord by reason of (i) any use of the Premises at any time other than during Building Standard Hours;

(ii) any use beyond what Landlord agrees to furnish as described above; or (iii) special electrical, cooling and ventilating needs created in certain areas by hybrid telephone equipment, computers and other similar equipment or uses.

     3. RULES AND REGULATIONS. Tenant agrees to cooperate at all times with Landlord and to abide by all reasonable regulations and requirements which Landlord may prescribe for the use of the utilities and services. Any failure to pay any excess costs as described above with the next installment of Rent due after receipt of a statement for such services accompanied by such documentation as is reasonably sufficient to substantiate such charges, shall constitute a breach of the obligation to pay Rent under this Lease and shall entitle Landlord to the rights granted in this Lease for a breach.

     4. NOTICE. To the extent practical, Landlord shall attempt to give Tenant notice of proposed shutdowns of services.

                                    EXHIBIT E

           EXISTING TENANT PRIORITY RIGHTS AS TO FIRST OFFER TO LEASE

1.   Allstate Insurance Co.

2.   Metromarketing Resources, Inc.

3.   Ryan Beck & Company

4.   William Casper Graustein Memorial Fund

5.   T.M. BYXBEE COMPANY, P.C.

6.   IBM.

7.   Parrett, proto, Psrese & Colwell, P.C.

8.   Teachers insurance and Annuity Association of America

9.   Waddell & Reed, Inc.

                                    EXHIBIT F
                       EXCLUSIONS FROM OPERATING EXPENSES

1. Expenditures that are, under generally accepted accounting principles consistently applied, of a capital nature, and depreciation and amortization, except to the extent of the annual amortization of certain capital expenditures, as and to the extent permitted by the terms of
     Section 5(b) of the Lease.

2. Any costs, fees or expenses paid to an affiliate, subsidiary or related company of Landlord in excess of that which would be paid to competitor contractors, servicemen, vendors or companies at arms length for comparable service of comparable quality to the comparable area.

3. Interest on debt or amortization payments on any mortgage or mortgages, mortgage charges and brokerage commissions.

4. Attorneys' fees, accountants' fees architects' fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with Tenant, other tenants, other occupants, or prospective tenants or occupants or associated with the enforcement of any leases or defenses of Landlord's title to or interest in the Property or any part thereof.

5. Costs, expenses or expenditures relating to the renovation, improvement, decorating, painting or redecorating of any space for any other tenants or other occupants of the Building.

6. Expenses in connection with services or other benefits of a type or to the extent not provided to Tenant or the Premises but which are provided to another tenant or occupant.

7. Penalties or damages incurred due to violation by Landlord or any tenant of the terms and conditions of any lease, except for any violations committed by the Tenant.

8. All items and services for which Tenant or any other tenant or occupant in the Building or another part of the Property is separately charged, reimburses Landlord or pays third persons or for which Landlord is reimbursed by any other party, including, without limitation, amounts reimbursed under insurance policies and the net amount recoverable by Landlord under any warranties.

9. Any fines or penalties incurred due to violations by Landlord of any governmental rule or authority.

10.  Advertising and promotional expenditures.

11. Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord at the Property.

12.  Payments under any ground lease.

13.  Charitable or political contributions.

                                    EXHIBIT G

                             CLEANING SPECIFICATIONS

ALL OFFICES & CONFERENCE ROOMS

     Nighty:

     1.   Assemble all waste and dispose of it in waste container.

     2.   Replace plastic liner in waste basket.

     3.   Dispose of recycled waste in proper containers.

     4.   Dust all furniture, counters and file cabinet tops, and telephones.

     5.   Dust, mop or sweep all non-carpeted areas.

     6.   Vacuum traffic and obviously soiled carpet areas.

     7. Remove finger prints and smudges from partitions, doors, woodwork and light switches (except where special solutions are needed).

     8.   Spot clean glass doors and partions.

     9.   Clean and sanitize all drinking fountains.

     10.  Spot clean carpet where possible.

     11.  Erase white board and clean marker tray.

     12.  Mop all marble floors nightly with clean water only.

     Once Per Week:

     1.   Vacuum non-traffic carpet areas.

     2.   Dust all ledges and sills to hand level.

     Monthly:

     1. Dust high partitions, ledges, sills, picture frames, pipes, and cabinets above hand level.

     2.   Dust Venetian Blinds.

     3.   Strip, wash and wax resilient tile floors.

KITCHENETTS

     Nightly:

     1.   Assemble all waste and dispose of it in waste container.

     2.   Replace plastic liner in waste baskets.

     3.   Vacuum traffic and obviously soiled areas.

     4.   Wet mop resilient floor tiles.

RESTROOMS

     Nightly:

     1. Clean and sanitize hand wash sinks, urinals, and commode--inthat order. Clean the inside and outside of each fixture.

     2. Clean and polish chrome fittings and bright work, including shelves, flushometers and dispensers.

     3.   Clean and polish mirrors and glass.

     4. Dust and spot clean toilet partitions and doors, tile walls, and receptacles.

     5.   Empty all waste and sanitary napkin receptacles. Insert liners.

     6. Furnish and refill all dispensers with soap, paper towels, toilet tissue, plastic liners, tec.

     7.   Remove spots, stains and splashes from wall area.

     8.   Emoty and damp wipe all trash receptacles.

     9. Wet mop and rinse all floors. Germicidal solution to be used in some locations.

     Once Per Week:

     1. Dust all horizontal surfaces including moldings, ledges, shelves, door frames, radiators and partitions.

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     Monthly:

     1.   Dust or vacuum all supply and exhaust air ducts covers and grills.

     2.   Change air freshener cartridges.

ELEVATORS

     Nightly:

     1.   Vacuum or sweep.

     2.   Dust.

     3.   Wipe down control panel to remove finger prints.

COMMON AREAS, HALLWAYS AND LOBBY

     Nightly:

     1.   Vacuum carpets and spot clean if necessary.

     2.   Wet mop, with clean water only, marble or ceramic floors.

     3.   Sweep all stairs in all stair wells.

     4. Note and provide written list to building maintenance of all burned out lights or exit signs.

     5.   Clean all glass doors in main lobby inside and out.

     6.   Dust all stainless steel grills.